UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 9, 2025

XEROX HOLDINGS CORPORATION
XEROX CORPORATION
(Exact name of registrant as specified in its charter)

New York	001-39013	83-3933743
New York	001-04471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
401 Merritt 7
Norwalk, Connecticut
06851-1056
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:
(203)-849-5216
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Xerox Holdings Corporation Common Stock, $1.00 par value	XRX	Nasdaq Global Select Market
Securities registered pursuant to Section 12(g) of the Act:
None
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).

Xerox Holdings Corporation	Xerox Corporation
Emerging growth company ☐	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Xerox Holdings Corporation ☐	Xerox Corporation ☐

Item 1.01	Entry into a Material Definitive Agreement
On May 9, 2025 (the “Issue Date”), Xerox Corporation completed its previously announced private offering of $100,000,000 aggregate principal amount of 13.500% Senior Secured Second Lien Notes due 2031 (the “Additional Notes”) issued by Xerox Issuer Corporation, a wholly-owned subsidiary of Xerox Corporation (“Escrow Issuer”).
The Additional Notes have been issued as additional notes under the Indenture dated as of April 11, 2025 (the “Base Indenture”) entered into between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee and collateral agent, as supplemented by that certain first supplemental indenture, dated as of May 9, 2025 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), governing the Escrow Issuer’s $400,000,000 aggregate principal amount of 13.500% Senior Secured Second Lien Notes due 2031, issued on April 11, 2025 (the “Original Notes” and, together with the Additional Notes, the “Notes”). The Additional Notes will be consolidated with and form a single series under the Indenture and will be treated as a single class together with the Original Notes for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Except with respect to the Additional Notes offered in reliance on Regulation S under the Securities Act of 1933, as amended, which will initially be issued bearing a temporary CUSIP and a temporary ISIN, the Additional Notes are expected to have the same CUSIPs and ISINs as, and are expected to be fungible with, the Original Notes immediately upon issuance.
Xerox Corporation intends to use the net proceeds from the offering of the Additional Notes to (i) fund a portion of the purchase price for the proposed acquisition (the “Lexmark Acquisition”) of all of the issued and outstanding equity securities of Lexmark International II, LLC (“Lexmark”), as previously announced on December 22, 2024 and the repayment of substantially all of Lexmark’s outstanding debt (together with accrued interest and any applicable expenses, fees or premiums) and (ii) pay fees and expenses in connection with the offering, the Lexmark Acquisition and the related transactions.
The Notes, including the Additional Notes, bear interest at a rate of 13.500% per annum, payable semi-annually in arrears on April 15 and October 15, beginning on October 15, 2025. Pending consummation of the Lexmark Acquisition, concurrently with the issuance of the Additional Notes, the gross proceeds of the Additional Notes will be deposited into an escrow account for the benefit of the holders of the Notes. In addition, on the Issue Date, Escrow Issuer deposited or caused to be deposited an amount equal to the difference between (x) $98,000,000 and (y) the gross proceeds of the Additional Notes, including accrued and unpaid interest, from and including, April 11, 2025 to, but excluding, the Issue Date into the escrow account. The release of such proceeds from the escrow account will occur on such date that certain escrow release conditions, including the consummation of the Lexmark Acquisition, have been satisfied. The escrow account is pledged on a first priority basis in favor of the trustee for the Notes for the benefit of holders of the Notes. If the Lexmark Acquisition is not consummated on or prior to December 22, 2025 (subject to extension) or upon the occurrence of certain other events, the Notes will be subject to a special mandatory redemption at a price equal to 98% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, from, and including, the most recent interest payment date, or April 11, 2025, if no interest has been paid, to, but excluding, the special mandatory redemption date.
Upon the consummation of the Lexmark Acquisition, subject to certain escrow release conditions, the escrowed proceeds will be released (the “Escrow Release”) from the escrow account and the Escrow Issuer will be merged with and into Xerox Corporation. Upon the Escrow Release, Xerox Corporation, Xerox Holdings Corporation (“Xerox”) and certain of Xerox’s domestic and foreign subsidiaries that guarantee the Xerox Corporation’s 10.250% Senior Secured First Lien Notes due 2030 will enter into one or more supplemental indentures to the Indenture to provide for the assumption by Xerox Corporation of the obligations of the Escrow Issuer as issuer of the Notes and for the guarantees of the Notes by Xerox and such subsidiaries (the “Assumption”). On the date of Escrow Release and upon consummation of the Assumption, the Notes, subject to certain exceptions and permitted liens, will be secured on a second-priority basis by security interests in substantially all of the assets of Xerox and such subsidiaries (the “Xerox Collateral”) that is Fixed Asset Collateral (as defined in the Indenture) and on a third-priority basis by the Xerox Collateral that is Current Asset Collateral (as defined in the Indenture).
Within 90 business days following the completion of the Lexmark Acquisition, subject to certain agreed security principles, the Notes will be jointly and severally guaranteed on a senior secured basis by Lexmark and certain of Lexmark’s subsidiaries that will become guarantors under Xerox Corporation’s first lien senior secured term loan credit facility (the

“TLB Facility”). Subject to certain exceptions and permitted liens, the Notes will be further secured by security interests in substantially all of the assets of Lexmark and certain of Lexmark’s subsidiaries that will secure the TLB Facility (the “Lexmark Collateral”) on a second-priority basis by the Lexmark Collateral that is Fixed Asset Collateral and on a third-priority basis by the Lexmark Collateral that is Current Asset Collateral.
At any time and from time to time prior to April 15, 2028, some or all of the Notes are redeemable for cash at a redemption price equal to 100% of their principal amount, plus the applicable “make-whole” premium described in the Indenture and accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. Beginning on April 15, 2028, some or all of the Notes are redeemable at any time and from time to time at the applicable redemption prices listed in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, at any time and from time to time prior to April 15, 2028, up to 40% of the aggregate principal amount of the Notes are redeemable with funds from one or more equity offerings at a redemption price equal to 113.500% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. In addition, prior to April 15, 2028, during each
12-month
period commencing with the issue date of the Notes, up to 10% of the aggregate principal amount of the Notes outstanding are redeemable at a redemption price equal to 103% of the principal amount of the Notes redeemed plus accrued and unpaid interest.
Following the date of the Escrow Release, if Xerox Corporation experiences a Change of Control Triggering Event (as defined in the Indenture), Xerox Corporation will be required to offer to repurchase the Notes, at 101% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.
The Indenture contains covenants that, following the date of the Escrow Release, among other things, limit the ability of Xerox, Xerox Corporation and Xerox Corporation’s restricted subsidiaries to incur or guarantee additional indebtedness, pay dividends or make other restricted payments, prepay, redeem or repurchase certain subordinated debt, issue certain preferred stock or similar equity securities, make loans and investments, sell or otherwise dispose of assets, incur liens, enter into transactions with affiliates, enter into agreements restricting its subsidiaries’ ability to pay dividends, and consolidate, merge or sell all or substantially all assets.
The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest, breach of other agreements in respect of the Notes, failure to pay certain other indebtedness, failure to pay certain final judgments, failure of certain guarantees to be enforceable and certain events of bankruptcy or insolvency.
The foregoing summary and description of the Indenture and the Notes does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indenture, which is filed as Exhibits 4.1 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit 4.1	First Supplemental Indenture, dated as of May 9, 2025, by and among Xerox Issuer Corporation, as issuer and U.S. Bank Trust Company, National Association, as trustee and collateral agent.

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signatures for each undersigned shall be deemed to relate only to matters having reference to such company and its subsidiaries.

Dated: May 9, 2025	XEROX HOLDINGS CORPORATION

	By:	/s/ Flor M. Colón
Name: Flor M. Colón
Title: Secretary

Dated: May 9, 2025	XEROX CORPORATION

	By:	/s/ Flor M. Colón
Name: Flor M. Colón
Title: Secretary